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Coopers                                           Coopers & Lybrand L.L.P
& Lybrand
                                                  a professional services firm


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Vivra Incorporated on Post-Effective Amendment No. 1 to Form S-4 (File
No. 33-85736) dated March 21, 1995, Form S-8 (File No. 33-60513) dated June 23,
1995, Form S-8 (File No. 33-82946) dated August 17, 1994, and Amendment No.
1 to Form S-3 (File No. 33-80030) dated June 20, 1994, of our report dated May 24, 1995, on our audit of the combined financial statements of Dialysis Services of Southwest Florida, Inc. and Cape Coral Dialysis Center, Inc. as of and for the year ended December 31, 1994 included in the Form 8-K of Vivra Incorporated filed with the Securities and Exchange Commission.



                                            /s/ Coopers & Lybrand
                                                COOPERS & LYBRAND L.L.P.

Fort Myers, Florida
August 14, 1995